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                              POWER OF ATTORNEY



      Each of undersigned Directors of Telefex Incorporated, a Delaware corporation (the "Company"), hereby appoints Lennox K. Black, Harold L. Zuber, Jr. and Steven K. Chance, and each of them, with full power of substitution, to act as his attorney-in-fact and to execute, on behalf of the undersigned, the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993.

      IN WITNESS WHEREOF, this Power of Attorney is executed this 7th day of March, 1994.






/s/  DONALD BECKMAN                           /s/  LENNOX K. BLACK
- ---------------------------------             ---------------------------------
Donald Beckman                                Lennox K. Black

/s/  LEWIS W. BLUEMLE, JR.                    /s/  DAVID S. BOYER
- ---------------------------------             ---------------------------------
Lewis W. Bluemle, Jr.                         David S. Boyer

/s/  LEWIS E. HATCH, JR.                      /s/  PEMBERTON HUTCHINSON
- ---------------------------------             ---------------------------------
Lewis E. Hatch, Jr.                           Pemberton Hutchinson

/s/  SIGISMUNDUS W. W. LUBSEN                 /s/  JOHN H. REMER
- ---------------------------------             ---------------------------------
Sigismundus W. W. Lubsen                      John H. Remer

/s/  PALMER E. RETZLAFF                       /s/  JAMES W. STRATTON
- ---------------------------------             ---------------------------------
Palmer E. Retzlaff                            James W. Stratton